                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                FORM 8-K/A NO. 1
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  April 12, 1996



                             JONES INTERCABLE, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)



        Colorado                     1-9953                  84-0613514
        --------                     ------                  ----------
(State of Organization)       (Commission File No.)         (IRS Employer
                                                          Identification No.)



P.O. Box 3309, Englewood, Colorado 80155-3309              (303) 792-3111
- ---------------------------------------------              --------------
(Address of principal executive office and Zip Code        (Registrant's
                                                            telephone no.
                                                          including area code)

Item 7.   Financial Statements
          --------------------

          The following described financial statements are being filed as an amendment to the Form 8-K dated April 23, 1996 of Jones Intercable, Inc. in connection with the acquisition by Jones Cable Holdings, Inc., a wholly owned subsidiary of Jones Intercable, Inc., of the cable television system operating in and around Savannah, Georgia.

     a.   Financial statements of businesses acquired.  Historical financial
          -------------------------------------------
statements of Cablevision of Savannah, a system included in Time Warner Entertainment Company, L.P., as of December 31, 1995 and December 31, 1994 and for the years then ended and for the period ended March 31, 1996.

     b.   Pro forma financial information.  Pro forma financial statements of
          -------------------------------
Jones Intercable, Inc. reflecting the acquisition of the Savannah System.

                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS



      On April 11, 1996, Jones Intercable, Inc. and subsidiaries (the "Company") purchased pursuant to an asset purchase agreement with Jones Spacelink Income Partners 87-1, L.P., a Colorado limited partnership managed by the Company, the cable television systems serving the communities of Lodi, Burbank, Lafayette Township, New London, Bailey Lakes, Savannah Shreve, Jeromesville, West Lafayette, Loudonville, Perrysville, Creston, Gloria Glens, Sterling, Seville, Westfield Center, Chippewa, Lake Area, Rittman, West Salem, Bloomville, Spencer, Polk and Congress, all in the State of Ohio (the "Lodi System"). The purchase price was $25,706,000, which was the average of three separate independent appraisals of the fair market value of the Lodi System. The purchase of the Lodi System was funded by available borrowings under the Company's revolving credit facility. The Lodi System passes approximately 20,600 homes and serves approximately 15,200 basic subscribers.

      On April 11, 1996, the Company purchased pursuant to an asset purchase agreement with Jones Spacelink Income/Growth Fund 1-A, Ltd., a Colorado limited partnership managed by the Company, the cable television system serving the areas in and around Ripon, Wisconsin (the "Ripon System"). The purchase price was $3,712,667, which was the average of three separate independent appraisals of the fair market value of the Ripon System. The purchase of the Ripon System was funded by available borrowings under the Company's revolving credit facility. The Ripon System passes approximately 2,500 homes and serves approximately 2,450 basic subscribers.

      On April 11, 1996, the Company purchased pursuant to a second asset purchase agreement with Jones Spacelink Income/Growth Fund 1-A, Ltd. the cable television system serving the areas in and around Lake Geneva, Wisconsin (the "Lake Geneva System"). The purchase price was $6,345,667, which was the average of three separate independent appraisals of the fair market value of the Lake Geneva System. The purchase of the Lake Geneva System was funded by available borrowings under the Company's revolving credit facility. The Lake Geneva System passes approximately 5,400 homes and serves approximately 3,600 basic subscribers.

      On September 1, 1995, the Company entered into an asset exchange agreement (the "Time Warner Exchange Agreement") with Time Warner Entertainment Company, L.P. ("Time Warner"), an unaffiliated cable television operator. Pursuant to the Time Warner Exchange Agreement, on April 12, 1996, the Company conveyed to Time Warner the cable television systems serving Hilo, Hawaii (the "Hilo System") and Kenosha, Wisconsin (the "Kenosha System") as well as the Lodi System, the Ripon System, the Lake Geneva System and cash in the amount of $11,735,667. The Hilo System and the Kenosha System serve approximately 17,300 and 28,400 basic subscribers, respectively, and pass approximately 23,000 and 39,000 homes, respectively. In return, the Company received from Time Warner the cable television systems serving the communities in and around Savannah, Georgia (the "Savannah System"). This transaction was considered a non-monetary exchange of similar productive assets for accounting purposes and the Savannah System was recorded at the historical cost of the assets given up plus the $11,735,667 cash consideration. The Savannah System passes approximately 100,000 homes and serves approximately 63,000 subscribers. The Company paid Financial Group a $1,286,000 fee upon the completion of the Time Warner Exchange Agreement as compensation to it for acting as the Company's financial advisor. All fees paid to Financial Group by the Company are based upon 90% of the estimated commercial rate charged by unaffiliated financial advisors.

      The Unaudited Pro Forma Consolidated Balance Sheet reflects the acquisition of the Savannah System as if the transaction had occurred as of March 31, 1996. The Unaudited Pro Forma Statement of Operations for the three months ended March 31, 1996 reflects the acquisition of the Savannah System, as well as the acquisition of the cable television systems serving areas in and around Manassas, Virginia (the "Manassas System"), Prince Georges County, Maryland (the "Prince Georges County System") and Reston, Virginia (the "Reston System"), as if the transactions had occurred on January 1, 1996. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1995, reflects the acquisition of the Savannah System, the Prince Georges County System, the Reston System and the Manassas System, as well as the acquisition of the cable television systems serving areas in and around Dale City, Virginia (the "Dale City System") and Augusta, Georgia (the "Augusta System).

      The capital required to complete the acquisition of the Savannah System was provided by the Company's Revolving Credit Facility.

      The Unaudited Pro Forma Financial Statements should be read in conjunction with the Notes to Unaudited Financial Statements. The Unaudited Pro Forma Statements of Operations are based on historical data and may not be indicative of actual results obtained due to these transactions.

                             JONES INTERCABLE, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1996

                                                                     Pro Forma
                                                                    Adjustments
                                                                    -----------
                                                        As
                                                     Reported        Savannah        Pro Forma
                                                     3/31/96          System          3/31/96
                                                   -----------      -----------     -----------
CASH AND CASH EQUIVALENTS                          $     5,625      $         -     $     5,625

RESTRICTED CASH                                          1,750                -           1,750

RECEIVABLES                                             30,736                -          30,736

INVESTMENT IN CABLE TELEVISION
  PROPERTIES
    Property, plant and equipment, net                 372,283           12,197         384,480
    Franchise Costs and Other Intangibles,
      net                                              480,541           36,589         517,130
    Investments in Domestic Partnerships                44,859                -          44,859
    Investments in Foreign Partnerships                101,169                -         101,169
                                                   -----------      -----------     -----------
      Total investment                                 998,852           48,786       1,047,638

DEFERRED TAX ASSET, NET                                  3,862                -           3,862

DEPOSITS, PREPAIDS AND OTHER                            55,127                -          55,127
                                                   -----------      -----------     -----------

TOTAL ASSETS                                       $ 1,095,952      $    48,786     $ 1,144,738
                                                   ===========      ===========     ===========

LIABILITIES AND SHAREHOLDERS'
  INVESTMENT
    LIABILITIES
      Accounts payable and accrued liabilities     $    64,071      $         -     $    64,071
      Subscriber prepayments and deposits                5,578                -           5,578
      Subordinated debentures and other debt           462,535                -         462,535
      Credit Facility                                  284,000           48,786         332,786
                                                   -----------      -----------     -----------
        Total liabilities                              816,184           48,786         864,970
                                                   -----------      -----------     -----------

SHAREHOLDERS' INVESTMENT
  Class A Common Stock                                     262                -             262
  Common Stock                                              51                -              51
  Additional Paid-in Capital                           395,081                -         395,081
  Accumulated Deficit                                 (159,686)               -        (159,686)
  Unrealized Gain                                       44,060                -          44,060
                                                   -----------      -----------     -----------
    Total shareholders' investment                     279,768                          279,768
                                                   -----------      -----------     -----------

Total Liabilities and Shareholders' Investment     $ 1,095,952      $    48,786     $ 1,144,738
                                                   ===========      ===========     ===========

                             JONES INTERCABLE, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the year three months ended March 31, 1996

                                                            Pro Forma Adjustments
                                         As           --------------------------------
                                      Reported             Other             Savannah
                                       3/31/96         Acquisitions           System        Total
                                       -------        --------------        ----------    ---------
                                                 (In Thousands Except Per Share Data)
REVENUES FROM CABLE
  TELEVISION OPERATIONS:
  Cable Television Revenue
    Subscriber service fees        $    52,342         $   8,675            $   1,858     $  62,875
    Management fees                      5,080              (350)                 (92)        4,638
  Non-cable Revenue                      9,565                 -                    -         9,565
                                       -------            ------               ------       -------

TOTAL REVENUES                          66,987             8,325                1,766        77,078
COSTS AND EXPENSES:
  Cable Television Expenses
    Operating expenses                  27,884             4,912                  381        33,177
    General and administrative
      expenses                           2,937               538                    7         3,482
Non-cable operating, general
    and administrative                   9,932                 -                    -         9,932
  Depreciation and amortization         25,361             3,128                1,011        29,500
                                       -------            ------               ------       -------

OPERATING INCOME                           873              (253)                 367           987

OTHER INCOME (EXPENSE):
  Interest expense                     (15,099)           (2,189)                (832)      (18,120)
  Equity in losses
    of affiliated entities                (886)                -                    -          (886)
  Interest income                        1,026                 -                    -         1,026
  Other, net                              (703)                -                    -          (703)
                                       -------            ------               ------       -------

LOSS BEFORE INCOME TAXES               (14,789)           (2,442)                (465)      (17,696)
  Income tax provision                       -                 -                    -             -
                                       -------            ------               ------       -------

NET LOSS                           $   (14,789)        $  (2,442)           $    (465)    $ (17,696)
                                       =======            ======               ======       =======


                             JONES INTERCABLE, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      For the year ended December 31, 1995

                                                                               Pro Forma Adjustments
                                                     As                  --------------------------------
                                                  Reported             Other            Savannah
                                                  12/31/95          Acquisitions         System            Total
                                                  --------         --------------      ----------       -----------
                                                             (In Thousands Except Per Share Data)
REVENUES FROM CABLE
  TELEVISION OPERATIONS:
  Cable Television Revenue
    Subscriber service fees                    $   135,350           $   102,003        $    7,813      $   245,166
    Management fees                                 21,462                (3,300)             (364)          17,798
  Non-cable Revenue                                 32,026                     -                 -           32,026
                                                  --------               -------           -------          -------

TOTAL REVENUES                                     188,838                98,703             7,449          294,990

COSTS AND EXPENSES:
  Cable Television Expenses
    Operating expenses                              77,638                51,783             2,185          131,606
    General and administrative
      expenses                                       8,284                 6,690               (87)          14,887
  Non-cable operating, general
    and administrative                              32,382                     -                 -           32,382
  Depreciation and amortization                     55,805                48,490             4,321          108,616
                                                  --------               -------           -------          -------

OPERATING INCOME                                    14,729                (8,260)            1,030            7,499

OTHER INCOME (EXPENSE):
  Interest expense                                 (49,552)              (19,249)           (3,325)         (72,126)
  Equity in income (losses)
    of affiliated entities                             (58)                    -                 -              (58)
  Interest income                                   14,383               (11,350)                -            3,033
  Other, net                                          (526)                    -                 -             (526)
                                                  --------               -------           -------          -------

LOSS BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM                               (21,024)              (38,859)           (2,295)         (62,178)
  Income tax provision                                   -                     -                 -                -
                                                  --------               -------           -------          -------

LOSS BEFORE EXTRAORDINARY
  ITEM                                             (21,024)              (38,859)           (2,295)         (62,178)

EXTRAORDINARY ITEM
  Loss on early extinguishment of debt, net
    of related income taxes                           (692)                    -                 -             (692)
                                                  --------               -------           -------          -------

NET LOSS                                       $   (21,716)          $   (38,859)       $   (2,295)     $   (62,870)
                                                  ========               =======           =======          =======


                          NOTES TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS



(1) The Unaudited Pro Forma Consolidated Balance Sheet reflects the acquisition of the Savannah System as if the transaction had occurred as of March 31, 1996. The Unaudited Pro Forma Statement of Operations for the three months ended March 31, 1996 reflects the acquisition of the Savannah System, as well as the acquisition of the cable television systems serving areas in and around Manassas, Virginia (the "Manassas System"), prince Georges County, Maryland (the "Prince Georges County System") and Reston, Virginia (the "Reston System"), as if the transactions had occurred on January 1, 1996. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1995, reflects the acquisition of the Savannah System, the Prince Georges County System, the Reston System and the Manassas System, as well as the acquisition of the cable television systems serving areas in and around Dale City, Virginia (the "Dale City System") and Augusta, Georgia (the "Augusta System").

(2) The basis for the Unaudited Pro Forma Consolidated Statements of Operations are the historical financials of the Company, the Savannah System, the Prince Georges County System, the Reston System, the Dale City System, the Augusta System and the Manassas System. The depreciation and amortization of the acquired systems has been adjusted to reflect the Company's basis in the assets. Interest expense and interest income have been adjusted as a result of changes in debt balances and cash due to the above transactions. In addition, management fee revenue has been reduced to reflect the sale of certain partnership systems in connection with the above acquisitions.

                            Cablevision of Savannah
      (A Cable System Included in Time Warner Entertainment Company, L.P.)

                              Financial Statements

                     Years ended December 31, 1995 and 1994



                                    CONTENTS

Report of Independent Auditors............................................  1

Balance Sheets for the three months ended March 31, 1996 (Unaudited)
 and the years ended December 31, 1995 and 1994...........................  2

Statements of Operations for the three months ended March 31, 1996 and 1995 (Unaudited) and for the years ended December 31, 1995 and 1994..  3

Statements of Changes in Partners' Capital for the years ended
 December 31, 1995 and 1994 and for the three months ended
 March 31, 1996 (Unaudited)...............................................  4

Statements of Cash Flows for the three months ended March 31, 1996 and 1995 (Unaudited) and for the years ended December 31, 1995 and 1994..  5

Notes to Financial Statements.............................................  6


                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]


                         Report of Independent Auditors

To the General Partners of
    Time Warner Entertainment Company, L.P.

We have audited the accompanying balance sheets of Cablevision of Savannah ("Savannah"), a cable system included in Time Warner Entertainment Company, L.P. ("TWE"), as of December 31, 1995 and 1994, and the related statements of operations, changes in partners' capital and cash flows for the years then ended. These financial statements are the responsibility of Savannah's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Savannah, a cable system included in TWE, at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                        /s/ ERNST & YOUNG LLP

May 15, 1996

                            Cablevision of Savannah
      (A Cable System Included in Time Warner Entertainment Company, L.P.)

                                 Balance Sheets

                                 (In thousands)


                                           MARCH 31
                                             1996          DECEMBER 31
                                          (UNAUDITED)    1995       1994
                                        ----------------------------------

ASSETS
Cash                                        $     91   $    373   $    242
Accounts receivable, less allowance for
 doubtful
accounts of $60 (unaudited) in 1996,           1,322        578        557
 $72 in 1995 and $141 in 1994
Prepaid expenses and other assets                 15         16         30
Property, plant and equipment, at cost:
 Land, buildings and improvements              1,842      1,840      1,506
 Distribution system                          39,896     39,656     37,613
 Vehicles and other equipment                  4,340      4,315      4,090
 Construction in progress                        767        314        373
                                        ----------------------------------
                                              46,845     46,125     43,582
 Less accumulated depreciation               (24,311)   (23,715)   (21,437)
                                        ----------------------------------
 Net property, plant and equipment            22,534     22,410     22,145
Cable franchise costs, net                     6,083      6,144      5,684
Total assets                                $ 30,045   $ 29,521   $ 28,658
                                        ==================================

LIABILITIES AND PARTNERS' CAPITAL
 Accounts payable                           $    589   $    357   $    412
 Accrued expenses                              1,847      1,938      1,504
 Due to affiliated companies                     315        310        295
 Payable to Time Warner Entertainment
  Company, L.P.                                  597      1,528      5,860
                                        ----------------------------------
                                               3,348      4,133      8,071
Partners' capital                             26,697     25,388     20,587
Total liabilities and partners' capital     $ 30,045   $ 29,521   $ 28,658
                                        ==================================


See accompanying notes.

                            Cablevision of Savannah
      (A Cable System Included in Time Warner Entertainment Company, L.P.)

                            Statements of Operations

                                 (In thousands)


                                        THREE MONTHS ENDED      YEAR ENDED
                                             MARCH 31          DECEMBER 31
                                          1996      1995      1995      1994
                                      ----------------------------------------
                                           (Unaudited)
REVENUES
 Service                                  $6,259    $5,485   $23,036   $21,599
 Connection and other                        338       381     1,455     1,414
                                      ----------------------------------------
                                           6,597     5,866    24,491    23,013
                                      ----------------------------------------
EXPENSES
 Operating and origination                 1,626     1,464     6,071     5,887
 Programming purchased from
  affiliated companies                       474       457     1,830     1,747
 Selling, general and administrative       1,294     1,348     5,041     4,007
 Depreciation and amortization               807       808     3,277     3,376
 Interest expense to affiliates            1,080       678     3,453     2,092
 Loss on retirement of fixed assets            7         9        18        17
                                      ----------------------------------------
                                           5,288     4,764    19,690    17,126
                                      ----------------------------------------
Net income                                $1,309    $1,102   $ 4,801   $ 5,887
                                      ========================================


See accompanying notes.

                            Cablevision of Savannah
      (A Cable System Included in Time Warner Entertainment Company, L.P.)

                   Statements of Changes in Partners' Capital

                                 (In thousands)


Balance at January 1, 1994                                    $14,700
 Net income for the year ended December 31, 1994                5,887
                                                             ---------
Balance at December 31, 1994                                   20,587
 Net income for the year ended December 31, 1995                4,801
                                                             =========
Balance at December 31, 1995                                   25,388
 Net income for the three months ended March 31, 1996           1,309
  (unaudited)
                                                             ---------
Balance at March 31, 1996 (unaudited)                         $26,697
                                                             =========


See accompanying notes.

                            Cablevision of Savannah
      (A Cable System Included in Time Warner Entertainment Company, L.P.)

                            Statements of Cash Flows

                                 (In thousands)


                                           THREE MONTHS ENDED       YEAR ENDED
                                                MARCH 31           DECEMBER 31
                                            1996       1995       1995      1994
                                        -----------------------------------------
                                              (Unaudited)
OPERATING ACTIVITIES
Net income                                  $1,309    $ 1,102   $ 4,801   $ 5,887
Adjustments for noncash and
 nonoperating items:
  Depreciation and amortization                807        808     3,277     3,376
  Loss on retirement of fixed assets             7          9        18        17
  Changes in assets and liabilities:
   Accounts receivable, prepaid expenses
    and other assets                          (743)       352        (7)      195
   Accounts payable and accrued expenses       141       (165)      379      (145)
                                        -----------------------------------------
 Net cash provided by operations             1,521      2,106     8,468     9,330

INVESTING ACTIVITIES
Capital expenditures                          (871)      (873)   (3,306)   (3,384)
Acquisition of cable franchise cost             (1)      (587)     (699)       (3)
 expenditures
                                        -----------------------------------------
Net cash used in investing activities         (872)    (1,460)   (4,005)   (3,387)

FINANCING ACTIVITIES
Net (decrease) increase in payable to
 Time Warner Entertainment Company, L.P.      (931)        71    (4,332)   (5,713)
                                        -----------------------------------------
Net cash used in financing activities         (931)        71    (4,332)   (5,713)

Net (decrease) increase in cash               (282)       717       131       230
Cash at beginning of year                      373        242       242        12
                                        -----------------------------------------
Cash at end of year                         $   91    $   959   $   373   $   242
                                        =========================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
  Interest paid                             $1,080    $   678   $ 3,453   $ 2,092
                                        =========================================


See accompanying notes.

                            Cablevision of Savannah
     (A Cable System Included in Time Warner Entertainment Company, L.P.)

                         Notes to Financial Statements

                               December 31, 1995


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Cablevision of Savannah ("Savannah"), a cable system included in Time Warner Entertainment Company, L.P. ("TWE"), is principally engaged in the operation of a cable television business. Such operations consist primarily of selling video programming which is distributed to subscribers for a monthly fee. Savannah operates in the City of Savannah, Georgia and surrounding areas under nonexclusive franchise agreements which expire at various times through the year 2009.

TWE is a limited partnership between certain subsidiaries of Time Warner Inc. ("Time Warner"), the general partners, and a subsidiary of US WEST, Inc. ("USW"), the limited partner. In 1995, Time Warner acquired the aggregate limited partnership interests previously held by subsidiaries of Toshiba Corporation and ITOCHU Corporation. Savannah has no separate legal status or existence. Savannah's resources are under the control of TWE management, subject to contractual commitments by TWE to perform certain long-term contracts within Savannah's present structure. Savannah's assets are legally available for the satisfaction of debts of TWE, not solely those appearing in the accompanying statements, and its debts may result in claims against assets not appearing therein. Savannah is one of several cable systems included in TWE, and transactions and the terms thereof may be arranged by and among members of the affiliated group.

GENERAL

Information with respect to the three months ended March 31, 1995 and 1996 is unaudited. The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments which are necessary for a fair statement of the results for the interim periods have been made. All such adjustments are of a normal, recurring nature.

The results for the three months ended March 31, 1996 are not necessarily indicative of the results of operations for the full year.

                            Cablevision of Savannah
     (A Cable System Included in Time Warner Entertainment Company, L.P.)

                   Notes to Financial Statements (continued)



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

Depreciation is provided on the straight-line basis over the estimated useful lives of the assets as follows:

                Buildings and improvements      5--20 years
                Distribution system             8--15 years
                Vehicles and other equipment    3--10 years

In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," ("FAS 121") effective for fiscal years beginning after December 15, 1995. The new rules establish standards for the recognition and measurement of impairment losses on long-lived assets and certain intangible assets. The Company expects that the adoption of FAS 121 will not have a material effect on its financial statements.

FRANCHISE COSTS

Costs incurred in acquiring cable television franchises are capitalized and then amortized on a straight-line basis over various periods not in excess of the life of the applicable franchise agreement.

Advertising Costs

Advertising costs are expensed upon the first exhibition of the advertisement. Advertising expense amounted to $389,000 and $320,000 in 1995 and 1994, respectively.

DEFERRED INCOME

Recognition of income from subscribers billed in advance is deferred until the services are rendered.

                            Cablevision of Savannah
     (A Cable System Included in Time Warner Entertainment Company, L.P.)

                   Notes to Financial Statements (continued)



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

A significant portion of the customer base is concentrated within the local geographical area of the cable system. Savannah generally extends credit to its customers and the ultimate collection of accounts receivable could be affected by the local economy. Management performs continuous credit evaluations of its customers and may require cash in advance or other special arrangements from certain customers. Management does not believe that there is any significant credit risk which could have a material effect on the financial condition of Savannah.

INCOME TAXES

Income or loss of Savannah is included in separate income tax returns of the TWE partners. Accordingly, no income taxes are reflected in the Savannah financial statements.

2. RELATED PARTIES

TWE provides services in the form of banking and treasury functions, plant engineering, design and construction administration, employee benefit plan administration, corporate legal services and other services of a general and administrative nature. Management fees charged for such services aggregated $164,000 (unaudited), $313,000 (unaudited) $826,000 and $670,000 for the three months ended March 31, 1996 and 1995, and the years ended December 31, 1995 and 1994, respectively, and are included in the statements of operations.

                            Cablevision of Savannah
     (A Cable System Included in Time Warner Entertainment Company, L.P.)

                   Notes to Financial Statements (continued)



2. RELATED PARTIES (CONTINUED)

The statement of operations includes charges for programming and promotional services provided by Home Box Office and other affiliates of TWE. Such charges were based upon customary rates. Total charges allocated to Savannah aggregates $474,000 (unaudited), $457,000 (unaudited), $1,830,000 and $1,747,000 for the three months ended March 31, 1996 and 1995, and the years ended December 31, 1995 and 1994, respectively.

Interest charged to Savannah by TWE was computed based on the average interest rate on TWE's outstanding borrowings and TWE's average debt to capital ratio applied to Savannah's average net assets. Total interest expense was $1,100,000 (unaudited), $678,000 (unaudited) $3,400,000 and $2,100,000 for the three months ended March 31, 1996 and 1995, and the years ended December 31, 1995 and 1994, respectively.

3. COMMITMENTS

Rental expense for all operating leases, principally office, equipment and pole attachments, approximated $68,000 (unaudited), $85,000 (unaudited), $339,000 and $328,000 for the three months ended March 31, 1996 and 1995, and the years ended December 31, 1995 and 1994, respectively, and are included in the statements of operations. Future minimum rental payments required under noncancelable operating leases are summarized as follows:

                                               TOTAL RENTAL
                                                COMMITMENT
                                               ------------
                    Year ended December 31:
                      1996                        $47,000
                      1997                         18,000
                      1998                          3,000
                      1999                             --
                      2000 and thereafter              --
                                               ------------
                                                  $68,000
                                               ============

                            Cablevision of Savannah
     (A Cable System Included in Time Warner Entertainment Company, L.P.)

                   Notes to Financial Statements (continued)



4. BENEFIT PLANS

Savannah participates in the Time Warner Cable Pension Plan (the "Pension Plan"), a noncontributory defined benefit pension plan, and the Time Warner Cable Employees Savings Plan (the "Savings Plan"), a defined contribution plan, both of which are administered by a committee appointed by the Board of Representatives of TWE and cover substantially all employees.

Benefits under the Pension Plan are determined based on formulas which reflect employees' years of service and compensation levels during their employment period. Total pension cost was $44,000 (unaudited), $45,000 (unaudited), $125,000 and $159,000 for the three months ended March 31, 1996 and 1995, and the years ended December 31, 1995 and 1994, respectively.

Savannah's contributions to the Savings Plan can represent up to 6.67% of the employees' compensation during the plan year. TWE's Board of Representatives has the right in any year to set the maximum amount of Savannah's annual contribution. Defined contribution plan expense was $12,000 (unaudited), $15,000 (unaudited), $54,000 and $64,000 for the three months ended March 31, 1996 and 1995, and the years ended December 31, 1995 and 1994, respectively.

5. SUBSEQUENT EVENT

On April 12, 1996, certain Savannah assets, excluding the receivable from TWE, and certain liabilities were traded pursuant to an asset exchange agreement between TWE and Jones Intercable, Inc.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    JONES INTERCABLE, INC.,
                                    a Colorado corporation


Dated:  June 25, 1996               By:   /s/ LARRY W. KASCHINSKE
                                          -----------------------
                                          Larry W. Kaschinske
                                          Controller
                                          (Principal Accounting Officer)